SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2024

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

9375 E. Shea Blvd., Suite 107-B, Scottsdale, AZ 85260

(Address of principal executive offices)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 15, 2024, Timothy Bullinger was appointed to the Board of Directors of SolarWindow Technologies, Inc. (the “Company”) as Director. Mr. Bullinger shall serve in such capacity until the next annual meeting of the Company’s stockholders or his earlier resignation or removal. Mr. Bullinger shall be compensated for his services as a director an annual fee of $10,000 payable quarterly in arrears. Additionally, Mr. Bullinger has been granted an option (more fully discussed below) to purchase up an aggregate of 200,000 shares of the Company’s common stock.

Mr. Bullinger is founder and principal of Arca3 Design Studio Inc., an architecture, interior and landscape design firm. He has served as its president since its formation in 1996. Mr. Bullinger has more than 40 years of experience in architecture and environmental design integrating natural and advanced energy sources including solar, geothermal, wind, and grey water heat recovery systems and developing and incorporating alternate thermal mass materials as part of passive solar systems integrated into his residential and commercial designs. Mr. Bullinger's integration of renewable technologies in architecture has been featured prominently in his bespoke luxury designs. Mr. Bullinger’s expertise also includes the use of specialty glass coating technologies for integration into his designs for residences, estates, hotels, restaurants, spas, yachts and private aircraft.

Since 1990, Mr. Bullinger has collaborated with iconic luxury brands including Rolls Royce, Jack Nicklaus, Hermes, Subzero Wolf, Samsung, and Dacor, and worked across the globe, including Beverly Hills, Honolulu, Tokyo, Hong Kong and Paris.

Because his extensive experience complements the Company’s development and commercialization strategies, the Company believes that Mr. Bullinger is well qualified to serve on the Company’s board of directors.

On Aril 8, 2024 (“Date of Grant”), the Company’s Board granted options to purchase up to 675,000 shares of common stock to its executive officers and directors as follows: an option to purchase up to 75,000 shares of the Company’s common stock to Mr. Justin Frere, Interim CFO, and 200,000 to Timothy Bullinger, Robert Levine and Joseph Sierchio (each a member of the Board of Directors). The option grants are subject to the acceptance of the options by the grantee and execution of a stock option agreement reflecting the same. The pertinent terms of the option include (1) an exercise price of $0.33 per share (based on the per share closing price of the Company’s common stock on April 5, 2024), (2) a term of five years, subject to earlier termination upon the occurrence of certain events, (3) vesting as to fifty (50%) percent of the underlying shares on the date of grant and vesting as to the balance of the underlying shares on the one year anniversary of the Date of Grant, and (4) various payment methodologies, including a net exercise option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 15, 2024.

SolarWindow Technologies, Inc.

By:	/s/ Justin Frere
Name:	Justin Frere
Title:	Interim Chief Financial Officer